SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             LaCrosse Footwear, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                             LACROSSE FOOTWEAR, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 13, 2003

To the Shareholders of
     LaCrosse Footwear, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LaCrosse Footwear, Inc. will be held on Tuesday, May 13, 2003, at 11:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 18550 NE Riverside Parkway, Portland, Oregon, for the following purposes:

     1. To elect two directors to hold office until the 2006 annual meeting of shareholders and until their successors are duly elected and qualified.

     2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on March 14, 2003, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

     A proxy for the meeting and a proxy statement are enclosed herewith.

                                       By Order of the Board of Directors
                                       LACROSSE FOOTWEAR, INC.

                                       David P. Carlson
                                       Secretary

Portland, Oregon
April 14, 2003

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                             LACROSSE FOOTWEAR, INC.
                           18550 NE Riverside Parkway
                             Portland, Oregon 97230



                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 13, 2003


     This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of LaCrosse Footwear, Inc. (the "Company") beginning on or about April 14, 2003, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, May 13, 2003, at 11:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 18550 NE Riverside Parkway, Portland, Oregon and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

     A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the two persons nominated for election as directors referred to herein, and on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on March 14, 2003, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 5,874,449 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

     The Company's By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2006 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by an inspector of election appointed by the Board.

     The following sets forth certain information, as of March 14, 2003, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting

                    Terms expiring at the 2006 Annual Meeting

     Luke E. Sims, 53, has served as a director of the Company since December 1985. Mr. Sims has been a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin since 1984 and has been an attorney with such firm since 1976. Foley & Lardner has acted as general counsel for the Company since 1982. Mr. Sims is a director of NAIC Growth Fund, Inc. and Wilson-Hurd Mfg. Co.

     John D. Whitcombe, 47, has served as a director of the Company since March 1998. Mr. Whitcombe has been a partner in the law firm of Greenberg, Fields & Whitcombe, Torrance, California, since November 1994 and from 1992 until November 1994 he was a partner in the law firm of Whitcombe, Makin & Pentis. Mr. Whitcombe is a director of the Oarsmen Foundation and Little Company of Mary Hospital, and is the Chairman of the Pacific District of the Boy Scouts of America.


THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                         Directors Continuing in Office

                    Terms expiring at the 2004 Annual Meeting

     George W. Schneider, 80, was elected to the Board of Directors of the Company's predecessor in 1968 and was the principal investor and motivating force behind the management buyout of the Company's predecessor in 1982. Since 1982, Mr. Schneider also has served as Chairman of the Board of the Company. Mr. Schneider's background is in banking and real estate. He was the principal organizer of Bay Cities National Bank, Redondo Beach, California, and served as its Chairman of the Board from 1982 until the bank was acquired in December 1995. Mr. Schneider also served as a director and Vice Chairman of the Board of Directors of Little Company of Mary Health Systems, Little Company of Mary Hospital and San Pedro Peninsula Hospital for many years, but relinquished those positions in 1995.

     Joseph P. Schneider, 43, has served as a director of the Company since March 1999 and as President and Chief Executive Officer since August 2000. Prior thereto, Mr. Schneider served as Executive Vice President-Danner of the Company since May 1999, as President and Chief Executive Officer of the Company's Danner Shoe Manufacturing Co. ("Danner") subsidiary since October 1998, as Vice President of the Company since June 1996, as President and Chief Operating Officer of Danner since December 1997, as Executive Vice President and Chief Operating Officer of Danner since June 1996 and as Vice President-Retail Sales of the Company from January 1993 until June 1996. From 1985, when he joined the Company, until January 1993, Mr. Schneider held various sales management positions.

                    Terms Expiring at the 2005 Annual Meeting

     Richard A. Rosenthal, 70, has served as Vice Chairman of the Board of the Company since May 2000 and as a director of the Company since June 1990. Mr. Rosenthal was the Chief Executive Officer of Saint Joseph Bank Corporation from 1962 until 1986. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a director of Advanced Drainage Systems, Inc. and Toefco Engineering, Inc., and is a member of the advisory board of CID Investment Partners and RFE Investment Partners.

     Frank J. Uhler, Jr., 72, has served as a director since he joined the Company in June 1978 and served as Vice Chairman of the Board from December 31, 1994 until May 2, 2000. From June 1978 until 1982, Mr. Uhler served as President and from 1982 until December 31, 1994 he served as President and Chief Executive Officer of the Company. Along with Mr. George W. Schneider, Mr. Uhler was the other principal member of the management group that acquired the Company's predecessor in 1982. Mr. Uhler is a director of the Franciscan Skemp Health Care System.

     Stephen F. Loughlin, 50, has served as a director since he joined the Company in November 2002. Mr. Loughlin has been the acting Chief Financial Officer of FEI

Company since 2001. He also served as the Chief Financial Officer of RadiSys Corporation from 1999 until 2001.

     George W. Schneider and Joseph P. Schneider are father and son. None of the other directors or executive officers are related to each other.


                               BOARD OF DIRECTORS

General

     The Board has standing Audit and Compensation Committees. The Audit Committee presently consists of Messrs. Rosenthal (Chairman), Loughlin and Whitcombe. The Audit Committee, pursuant to its written charter adopted by the Board, is responsible for recommending to the Board the appointment of independent auditors, reviewing and approving the scope of the annual audit activities of the auditors, approving the audit fee payable to the auditors and reviewing audit results. The Audit Committee held six meetings in 2002.

     The Compensation Committee reviews and recommends to the Board the compensation structure for the Company's directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation, and administers the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan"), 1997 Employee Stock Incentive Plan (the "1997 Plan") and 2001 Stock Incentive Plan (the "2001 Plan," and together with the 1993 Plan and 1997 Plan, the "Plans"). Messrs. Whitcombe (Chairman), Rosenthal and Sims are members of the Compensation Committee. The Compensation Committee held one meeting in 2002.

     The Board has no standing nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation.

     The Board held six meetings in 2002. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and
(b) the total number of meetings held by all committees of the Board on which the director served during 2002.

Director Compensation

     Directors who are executive officers of the Company receive no compensation as such for service as members of either the Board or committees thereof. Directors who are not executive officers of the Company receive an annual retainer of $12,500 (assuming four quarterly Board meetings), a pro rata fee in the event of a major special Board meeting, and a fee of $1,000 for each committee meeting attended if such meeting is held on a day other than a day on which a regular Board meeting is held (except that the fee payable for such a committee meeting is reduced to $500 if the meeting is one hour or less).

     On January 1, 2002, Messrs. Rosenthal, Sims, Uhler, and Whitcombe were each automatically granted an option to purchase 3,000 shares of Common Stock pursuant to the Company's 2001 Non-Employee Director Stock Option Plan (the "Director Plan"), which options become exercisable in 20% increments over a five-year period from the date of grant. Under the Director Plan, each non-employee director automatically receives an option to purchase 3,000 shares of Common Stock on the first business day of January of each calendar year so long as the Director Plan remains in effect and a sufficient number of shares of Common Stock are available under the Director Plan.

                          Report of the Audit Committee

     The Audit Committee of the Board is composed of three directors, each of whom is independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee operates under a written charter, which was adopted by the Board in May 2000.

     The Company's management ("management") is responsible for the Company's internal controls and the financial reporting process, including the system of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Communication With Audit Committees), as amended by SAS 89 and SAS 90.

     The Company's independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors' independence. The fees paid to the independent auditors for 2002 were as follows:


Audit Fees, Review of the Company's Quarterly Reports on Form 10-Q, Review
    Annual Report and Form 10-K filing, Attendance at Audit Committee
    Meetings and Consultation on Audit and Accounting Matters....................       $    175,660
Services and Design and Implementation Fees......................................       $         --
All Other Fees...................................................................       $     47,327

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls and overall quality of the Company's financial reporting.

     Based on the Audit Committee's reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such Acts.

                             LACROSSE FOOTWEAR, INC.
                                 AUDIT COMMITTEE

                         Richard A. Rosenthal, Chairman
                               Stephen F. Loughlin
                                John D. Whitcombe

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 14, 2003, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

                                                               Shares of                     Percent of
                                                             Common Stock                   Common Stock
             Name of Beneficial Owner                    Beneficially Owned(1)           Beneficially Owned
             ------------------------                    ---------------------           ------------------
Schneider Family Voting Trust(2)..............                 2,613,809                        44.5%
George W. Schneider(3)........................                 1,333,433 (2)                    22.7%
Virginia F. Schneider(3)......................                 1,333,433 (2)                    22.7%
U.S. Bancorp and U.S. Bank, National
Association(4)................................                   480,723                         8.2%
Joseph P. Schneider...........................                   253,874 (2)                     4.3%
Frank J. Uhler, Jr............................                    72,700 (5)                     1.2%

                                                               Shares of                     Percent of
                                                             Common Stock                   Common Stock
             Name of Beneficial Owner                    Beneficially Owned(1)           Beneficially Owned
             ------------------------                    ---------------------           ------------------
Luke E. Sims..................................                    72,000 (6)                     1.2%
Richard A. Rosenthal..........................                    25,550                         *
David P. Carlson..............................                    15,275                         *
John D. Whitcombe.............................                    10,800                         *
Robert J. Sullivan(7).........................                    10,000                         *
John M. McGinnis(8)...........................                    10,000                         *
Stephen F. Loughlin...........................                         0                         *
All directors, nominees and
   executive officers as a group
   (10 persons)...............................                 1,803,632 (2)                    30.3%
_______________________
* Denotes less than 1%.

(1) Includes the following shares subject to stock options which are exercisable within 60 days of March 14, 2003: Joseph P. Schneider, 38,970 shares; Frank J. Uhler, Jr., 1,800 shares; Luke E. Sims, 1,800 shares; Richard A. Rosenthal, 1,800 shares; John D. Whitcombe, 1,800 shares; David
     P. Carlson, 12,275 shares; Robert J. Sullivan, 10,000 shares; John M. McGinnis, 10,000 shares; and all directors, nominees and executive officers as a group, 78,445 shares.

(2) Substantially all of the shares of Common Stock beneficially owned by George W. Schneider, Virginia F. Schneider and 12 other members (or affiliated trusts) of the Schneider family have been deposited into a voting trust ("Voting Trust"), pursuant to which the five trustees thereof (currently, George W. Schneider, Virginia F. Schneider, Joseph P. Schneider, Steven M. Schneider and Patrick Greene), acting by majority action, have shared voting power (shared with the beneficiaries of the Voting Trust) and sole investment power over all such shares. The terms of the Voting Trust are more particularly described below under "--Voting Trust." Shares held in the Voting Trust include shares reported above as beneficially owned by other named persons as follows: (a) 1,139,515 of the shares reported as beneficially owned by each of George W. Schneider and Virginia F. Schneider, as co-trustees of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987, (b) 117,254 of the shares reported as beneficially owned by Joseph P. Schneider, and (c) 1,256,769 of the shares reported as beneficially owned by the directors, nominees and executive officers of the Company as a group. The address of the Voting Trust is 18550 NE Riverside Parkway, Portland, Oregon 97230.

(3) Shares of Common Stock reported as beneficially owned by George W. Schneider and Virginia F. Schneider include (a) 141,919 shares which are deposited in the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 over which Mr. and Mrs. Schneider, as co-trustees, have shared voting and investment power and

     (b) 51,999 shares which are held by a charitable foundation in which Mr. and Mrs. Schneider are trustees (Mr. and Mrs. Schneider disclaim beneficial ownership of these 51,999 shares). See also footnote 2. The address of George W. and Virginia F. Schneider is 18550 NE Riverside Parkway, Portland, Oregon 97230. The address of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 is P.O. Box 71, Redondo Beach, California 90277.

(4) The information is based on Amendment Number 5 to a report on Schedule 13G, dated February 7, 2003, filed by U.S. Bancorp and its subsidiary, U.S. Bank, National Association, with the Securities and Exchange Commission. U.S. Bank, National Association reported beneficial ownership of only 480,723 shares, or 8.18%. The address of U.S. Bancorp and U.S. Bank, National Association is 601 2nd Avenue South, Minneapolis, Minnesota 55402.

(5) Includes 58,885 shares held by a trust in which Mr. Uhler is one of the trustees. Mr. Uhler disclaims beneficial ownership of these 58,885 shares.

(6) Includes 18,000 shares held of record by Mr. Sims' wife for the benefit of their three children.

(7) Mr. Sullivan served as Vice President-Finance & Administration and Chief Financial Officer until March 31, 2002.

(8) Mr. McGinnis served as President of the LaCrosse Safety & Industrial Division until September 15, 2002.

Voting Trust

     To help ensure the continuity and stability of the management of the Company, George W. and Virginia F. Schneider and 12 other members of their family, including certain affiliated entities, entered into a voting trust agreement in June 1982. Pursuant to the trust agreement, as amended, all shares of Common Stock held by such individuals and entities were initially deposited into the voting trust created thereunder (the "Voting Trust"). Each depositor and beneficiary holding Voting Trust certificates issued thereunder (which now includes 12 other members (or affiliated trusts) of the Schneider family) also agreed (with certain limited exceptions) to transfer to the Voting Trust all shares of Common Stock thereafter acquired.

     Under the Voting Trust, the five trustees (currently, George W. Schneider, Virginia F. Schneider, Joseph P. Schneider, Steven M. Schneider and Patrick Greene), acting by majority action, are vested with the exclusive right to sell, transfer or dispose of the deposited shares and to vote such deposited shares in their discretion on all matters on which such shares are entitled to vote; provided, however, that in the event of a proposed recapitalization, reorganization, merger, consolidation, liquidation, sale of all or substantially all of the assets of the Company or a comparable transaction, in addition to the necessary vote of the trustees, any such action shall also require the affirmative vote or consent of the beneficiaries holding Voting Trust certificates representing at least 75% of the aggregate number of votes of the then deposited shares. The beneficiaries also are entitled to receive all cash dividends or other distributions (other than in capital stock of the Company) declared and paid on the deposited shares.

     The deposited shares may only be withdrawn from the Voting Trust by a beneficiary prior to the expiration or termination of the Voting Trust if the trustees allow such withdrawal; provided, however, that on January 31 of each year each principal beneficiary automatically receives 10,000 shares.

     The Voting Trust continues in effect until April 1, 2005, and thereafter for an additional five-year period if the trustees so elect. Notwithstanding the foregoing, in the event of a reorganization, merger or consolidation in which the Company does not survive, a liquidation of the Company, a sale of all or substantially all of the assets of the Company or sale of all the Common Stock held by the trustees under the Voting Trust, the Voting Trust will automatically terminate. Additionally, the Voting Trust may be terminated at any time prior to the expiration thereof by the trustees with the affirmative vote or consent of the beneficiaries holding Voting Trust certificates representing at least 75% of the aggregate number of votes of the then deposited shares.

     The Voting Trust also provides that the trustees shall cause the then Chief Executive Officer of the Company to be elected as a director of the Company and shall not allow the number of directors of the Company who are members of the Schneider family to exceed a majority of the directors, less one. Additionally, the trustees, subject to certain exceptions, may correct defects and omissions in the underlying trust agreement and make other amendments or modifications thereto as in their judgment may be necessary or appropriate to carry out the trust agreement. The trustees are not entitled to receive any remuneration for serving as such under the Voting Trust.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2002. The persons named in the table are sometimes referred to herein as the "named executive officers."

                           Summary Compensation Table

                                                                                    Long-Term Compensation
                                                                                 --------------------------
                                                  Annual Compensation              Awards          Payouts
                                         --------------------------------------    ------          -------
                                                                     Other       Securities       Long-Term
                                                                     Annual      Underlying       Incentive
           Name and                                               Compensation     Stock         Compensation         All Other
      Principal Position         Year     Salary($)    Bonus($)      ($)(1)      Options(#)       Payouts($)       Compensation($)
      ------------------         ----     ---------    --------   -------------  ----------      ------------      ---------------
George W. Schneider              2002      $ 13,000      $    --     $    --           --         $    --           $  6,723(2)
  Chairman of the Board          2001        13,000           --          --           --              --             10,148
                                 2000       121,692           --          --           --              --             10,906

Joseph P. Schneider              2002       259,000           --          --       23,350              --              7,504(3)
  President and Chief            2001       205,000           --          --       25,000              --             53,272
  Executive Officer              2000       184,758       47,387          --        5,000              --              7,314

David P. Carlson                 2002       151,538           --          --       15,000              --              5,246(4)
  Executive Vice President       2001       140,000       46,958          --        7,813              --              5,286
  And Chief Financial            2000       116,838       16,130          --        1,250              --              4,999
  Officer

Robert J. Sullivan(5)            2002        56,389           --          --       10,000              --             57,518(6)
                                 2001       112,354           --          --        6,250              --              3,111
                                 2000       110,049       17,276          --        5,000              --              2,605

John M. McGinnis(7)              2002       105,293           --          --       20,000              --             52,317(8)
                                 2001            --           --          --           --              --                 --
                                 2000            --           --          --           --              --                 --

___________

(1) Certain personal benefits provided by the Company and its subsidiary to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such executive officer's salary and bonus in each respective year.

(2) Includes $6,551 for term life insurance premiums and a $172 matching contribution under the Company's 401(k) Plan.

(3) Includes $2,094 for 2002 LaCrosse profit sharing contribution, $1,408 for term life insurance premiums and a $4,002 matching contribution under the Company's 401(k) Plan.

(4) Includes $2,005 for 2002 LaCrosse profit sharing contribution, $480 for group term life insurance premiums and a $2,761 matching contribution under the Company's 401(k) Plan.

(5) Mr. Sullivan served as Vice President-Finance & Administration and Chief Financial Officer until March 31, 2002. Mr. Sullivan also assisted in the relocation of the Company's principal executive offices from La Crosse, Wisconsin to Portland, Oregon, and the transition of the Chief Financial Officer responsibilities to his successor, David P. Carlson.

(6) Includes $56,390 in consulting fees paid in 2002 pursuant to the letter agreement discussed below under the caption "Executive
     Compensation--Agreements with Named Executive Officers" and a $1,128 Matching contribution under the Company's 401(k) Plan.

(7) Mr. McGinnis served as President of the LaCrosse Safety & Industrial Division until September 15, 2002. Mr. McGinnis also assisted in the relocation of that LaCrosse Safety & Industrial Division from Racine, Wisconsin to Portland, Oregon.

(8) Includes $48,300 in consulting fees paid in 2002 pursuant to the Consulting Agreement discussed below under the caption "Executive
     Compensation--Agreements with Named Executive Officers." Also includes $2,979 in health insurance benefits paid by the Company and a $1,038 matching contribution under the Company's 401(k) Plan.

Stock Options

     The Company has in effect the 1993 Plan, the 1997 Plan and the 2001 Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 2002 to Joseph P. Schneider, David P. Carlson, Robert J. Sullivan and John M. McGinnis. No options were granted to George W. Schneider in 2002.

                                               Option Grants in 2002 Fiscal Year
                                                                                                 Potential Realizable Value
                                                                                                   at Assumed Annual Rates
                                                                                                 of Stock Price Appreciation
                                                   Individual Grants                                  For Option Term (1)
                             ------------------------------------------------------------   -------------------------------
                             Number of         Percent of
                             Securities      Total Options                                   At 0%       At 5%      At 10%
                             Underlying        Granted to     Exercise or                   Annual      Annual      Annual
                              Options         Employees in     Base Price     Expiration    Growth      Growth      Growth
          Name               Granted(#)       Fiscal Year      ($/Share)         Date        Rate        Rate        Rate
          ----               ----------      --------------   -----------     ----------    ------     --------    --------
Joseph P. Schneider......     23,350(2)         14.1%           $3.40         01/02/2012       0       $49,928     $126,527
David P. Carlson.........     15,000(2)          9.0%           $3.40         01/02/2012       0        32,074       81,281
Robert J. Sullivan.......     10,000(3)          5.6%           $3.40         01/02/2007       0        21,382       54,187
John M. McGinnis.........     10,000(2)          5.6%           $4.16           (4)            0        26,162       66,300
                              10,000(5)          5.6%           $2.25         08/05/2005       0        14,150       35,859
____________

(1) This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

(2) The options were granted on January 2, 2002 (January 15 in the case of Mr. McGinnis), and became or will become exercisable in 20% increments on the anniversary of the date of grant in January 2003, 2004, 2005, 2006 and 2007.

(3) These options were granted on January 2, 2002. The options are fully vested and exercisable and have a term of five years from the date of grant.

(4) These options originally had a term of ten years from the date of grant. Due to the termination of Mr. McGinnis' employment, these options expired.

(5) These options were granted on August 5, 2002. The options are fully vested and exercisable and have a term of three years from the date of grant.

     The following table sets forth information regarding the exercise of stock options by the named executive officers during the 2002 fiscal year and the fiscal year-end value of unexercised options held by such persons. Mr. G. Schneider did not hold any options to acquire Common Stock as of December 31, 2002, and is accordingly not reflected in the table.

                                           Aggregated Option Exercises in 2002
                                      Fiscal Year and Fiscal Year-End Option Values

                                                                     Number of Securities          Value of Unexercised In-the-
                                                                    Underlying Unexercised           Money Options at Fiscal
                                                                Options at Fiscal Year-End(#)                Year-End ($)(1)
                                                                -----------------------------      -----------------------------
                           Shares Acquired        Value
          Name             on Exercise (#)    Realized ($)      Exercisable     Unexercisable     Exercisable     Unexercisable
          ----             ---------------    ------------      -----------     -------------     -----------     -------------
Joseph P. Schneider.....         --                 --             27,100           48,250            $--                --
David P. Carlson........         --                 --              6,113           24,700             --                --
Robert J. Sullivan......         --                 --             10,000               --             --                --
John M. McGinnis........         --                 --             10,000               --          3,500                --

____________
(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.

Retirement Plan

     The Company's Retirement Plan (the "Salaried Plan") covers a portion of the salaried employees of the Company. The table set forth below illustrates the estimated annual benefits payable as a single life annuity upon retirement pursuant to the current Salaried Plan formula for various levels of compensation and years of service, assuming retirement after attainment of age 65 during 2003.

                                                      Pension Plan Table

       Average                                         Years of Service
       Annual        ----------------------------------------------------------------------------------------------
    Compensation             15                 20                  25                 30                 35
    ------------           -------            -------             -------            -------           -------
     $100,000              $12,750            $17,000             $21,250            $25,500           $29,750
      125,000               15,938             21,250              26,563             31,875            37,188
      150,000               19,125             25,500              31,875             38,250            44,625
      175,000               22,313             29,750              37,188             44,625            52,063
      200,000               25,500             34,000              42,500             51,000            59,500
      225,000               28,688             38,250              47,813             57,375            66,938

     The Salaried Plan is a qualified noncontributory plan that provides for fixed benefits to participants and their survivors in the event of normal (age
65) or early (age 55) retirement.

     Compensation covered by the Salaried Plan is a participant's total remuneration, including salary and bonus, as shown in the Summary Compensation Table, but excluding deferred compensation and fringe and welfare benefits. Benefits are based on a participant's average monthly compensation for the 60 consecutive calendar months of the 120 calendar months preceding termination of employment for which his or her compensation was the highest. Under the Salaried Plan, only compensation up to the limits imposed by the Internal Revenue Code is taken into account. The 2002 compensation limit applicable to the Salaried

Plan was $200,000. Benefits are not subject to any deduction for Social Security or other offset amounts. The number of credited years of service under the Salaried Plan for each of the named executive officers as of December 31, 2002 are as follows: Mr. G. Schneider, 21 years and Mr. J. Schneider, 12 years. Pursuant to the terms of the Salaried Plan, Mr. G. Schneider began receiving benefits in 1994.

     The Company froze the Salaried Plan, effective as of August 30, 2002, such that participants will not accrue any additional benefits regardless of any increases in their compensation or completion of additional years of credited service after such date. Participants are fully vested in their accrued benefits under the Salaried Plan as of August 30, 2002, which are based upon their then average monthly compensation and years of credited service.

Agreements with Named Executive Officers

     The Company entered into a Consulting Agreement with John McGinnis upon termination of his employment, pursuant to which Mr. McGinnis has agreed to provide consulting services to the Company during the period from September 15, 2002 to June 15, 2003. In exchange for Mr. McGinnis' consulting services, the Company agreed to pay Mr. McGinnis a monthly consulting fee of $13,800 and to reimburse Mr. McGinnis for his reasonable expenses incurred in connection with providing consulting services to the Company.

     The Company entered into a letter agreement with Robert Sullivan upon termination of his employment. Pursuant to the letter agreement, Mr. Sullivan agreed to provide consulting services to the Company during the ten-month period commencing on July 1, 2002. In exchange for Mr. Sullivan's consulting services, the Company agreed to pay Mr. Sullivan a biweekly consulting fee of $4,338. In addition, in consideration of Mr. Sullivan assisting with the transition of the Company's Chief Financial Officer responsibilities to his successor, the Company made outplacement services available to Mr. Sullivan and granted to Mr. Sullivan an option to purchase 10,000 shares of Common Stock, which option is vested and exercisable for five years following termination of Mr. Sullivan's employment.


Report on Executive Compensation

     The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its corporate officers, including the named executive officers. The Compensation Committee prepared the following report:

     The Company's executive compensation program is designed to link to the corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain outstanding executive talent and to motivate these executives to achieve aggressive goals linked to the Company's business strategy and provide a compensation package that recognizes individual contributions as well as overall business results.

     During the last quarter of 2001, the Company completed a report with respect to compensation issues. A regional consulting group was retained to generate this report. This consultant group analyzed corporate compensation programs and assessed and compiled information that benchmarked compensation based on industry, organizational size, and geographic location. The result of this study has presented a structure and the framework towards providing market-competitive executive compensation for the Company, with the key elements of base salary, incentive compensation, and the issuance of grants of stock options.

     Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company's executive officers are generally positioned at market competitive levels for comparable positions in footwear and apparel companies of similar size. In determining annual salary adjustments for executive officers, the Compensation Committee considers various factors including the individual's performance and contribution, competitive salary increase levels provided by the marketplace, the relationship of an executive officer's salary to the market competitive levels for comparable positions, and the Company's performance. The Compensation Committee, where appropriate, also considers nonfinancial performance measures including improvements in product quality, relations with customers, suppliers and employees. Nonfinancial measures used for executive officers are determined on a case-by-case basis and the Compensation Committee does not assign any specific weight to any one of these factors.

     Incentive Compensation. The Company's executive officers are eligible for annual incentive compensation. For 2002, executive officers were eligible for incentive compensation based on financial performance. Financial performance, for purposes of determining incentive compensation, was based 75% on operating profit and 25% on targeted inventory turns. A similar incentive compensation plan will be in place for 2003. No incentive compensation was paid to George W. Schneider, the Company's Chairman of the Board, Joseph P. Schneider, the Company's President and Chief Executive Officer, or David P. Carlson, the Company's Executive Vice President and Chief Financial Officer for 2002.

     Stock Options. The Company's 1993 Plan, 1997 Plan and 2001 Plan are designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. The Plans are designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee determined that annual stock option grants to the Company's key employees, including key executive officers, is consistent with the Company's best interest and the Company's overall compensation program.

     In determining the number of stock options to be granted, the Compensation Committee considers a variety of factors, including the executive's level of responsibility, relative contributions to the Company and existing level of ownership of Common Stock. Consideration is also given to an executive's potential for future responsibility and contributions to the Company, as well as the aggregate number of stock options proposed to be granted with a view towards ensuring that aggregate compensation for Company executives is appropriate. Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Stock options granted in 2002 vest and become exercisable in 20% increments over a five-year period from the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the employ of the Company.

     The Board, acting on the recommendation of the Compensation Committee, granted stock options during 2002 to key employees under the Plans, which provides annual grants of stock options to key employees.

     Section 162(m) Limitation. The Company anticipates that all 2002 and 2003 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

                             LACROSSE FOOTWEAR, INC.
                             COMPENSATION COMMITTEE

                           John D. Whitcombe, Chairman
                              Richard A. Rosenthal
                                  Luke E. Sims

Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation Committee are identified above. Luke E. Sims is a partner in the law firm of Foley & Lardner, Milwaukee, Wisconsin, which has served as general counsel for the Company since 1982.

                             PERFORMANCE INFORMATION

     The following graph compares on a cumulative basis changes since December 31, 1997, in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Market Index and (c) the total return on the Media General Financial Services Textile-Apparel Footwear/Accessories Industry Group Index (the "MG Industry Group Index"). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1997 in Common Stock, the Nasdaq Market Index and the MG Industry Group Index.


                                [GRAPH OMITTED]



                                     Dec. 31,      Dec. 31,      Dec. 31,      Dec. 31,      Dec. 31,       Dec. 31,
                                       1997          1998          1999          2000          2001           2002
--------------------------------- -------------- ------------- ------------- ------------- -------------- -------------
LACROSSE FOOTWEAR, INC.              $100.00       $ 64.83       $ 32.01       $ 22.54       $ 23.08        $ 18.76
MG INDUSTRY GROUP INDEX               100.00         90.76        123.78        130.57        128.32         126.55
NASDAQ MARKET INDEX                   100.00        141.04        248.76        156.35        124.64          86.94
--------------------------------- -------------- ------------- ------------- ------------- -------------- -------------

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2002, all its directors and executive officers complied with the Section 16(a) filing requirements.


                                  MISCELLANEOUS

Independent Auditors

     McGladrey & Pullen, LLP acted as the independent auditors for the Company in 2002 and it is anticipated that such firm will be similarly appointed to act in 2003. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

     Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2004 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must be received by the Company by the close of business on December 16, 2003. Additionally, if the Company receives notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to raise at the 2004 annual meeting of shareholders but do not intend to have included in the Company's proxy statement for such meeting) after February 29, 2004, the persons named in proxies solicited by the Board of Directors of the Company for the 2004 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

                                      By Order of the Board of Directors
                                      LACROSSE FOOTWEAR, INC.

                                      David P. Carlson
                                      Secretary
April 14, 2003

                             LACROSSE FOOTWEAR, INC.
                       2003 ANNUAL MEETING OF SHAREHOLDERS
           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints George W. Schneider, Frank J. Uhler, Jr. and Joseph P. Schneider, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse Footwear, Inc. held of record by the undersigned on March 14, 2003, at the annual meeting of shareholders to be held on May 13, 2003, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees.

                                    LACROSSE FOOTWEAR, INC. 2003 ANNUAL MEETING

1. ELECTION OF DIRECTORS:        1 - Luke E. Sims             [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY to vote
   Terms expiring at the         2 - John D. Whitcombe            to the left (except as        for all nominees listed
   2006 Annual Meeting                                            specified below).             to the left.



                                                                      ------------------------------------------------------
(Instructions: To withhold authority to vote for any
indicated nominee, write the number(s) of the nominee(s)
in the box provided to the right.)

                                                                      ------------------------------------------------------

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


                                                                                          NO. OF SHARES
                                                                      ------------------------------------------------------
Check appropriate box          Date ______________________, 2003
Indicate changes below:

Address Change?  [ ]    Name Change?  [ ]
                                                                      ------------------------------------------------------




-----------------------------------------------------------------
                                                                      Signature(s) in Box to the Left
                                                                      Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as
                                                                      attorney, executor, administrator, trustee or guardian,
                                                                      please give full title as such. If a corporation, please
                                                                      sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
-----------------------------------------------------------------